UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
October 12, 2018 (August 23, 2018)
Date of Report (Date of earliest event reported)
Commission file number: 1-33026
COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3447504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Commvault Way, Tinton Falls, New Jersey
07724
(Address of principal executive offices)
(Zip Code)
(732) 870-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) At the Commvault Systems, Inc. (the “Company”) fiscal 2018 Annual Meeting of Stockholders, the Company’s stockholders approved the Commvault Systems, Inc. Omnibus Incentive Plan as amended by the Second Amendment (the “Incentive Plan”), pursuant to which the Company may grant awards to its officers, employees, directors, consultants, independent contractors and agents and those of its affiliates. The Incentive Plan includes provisions that are currently common in the market and enables the Company to grant a broader spectrum of awards that are performance-based for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended. Awards that may be granted under the Incentive Plan include stock options, stock appreciation rights, full value awards (including restricted stock, restricted stock units, performance shares or units and other stock-based awards) and cash-based awards. The Incentive Plan, as amended by the First Amendment, reserved a total of 3,550,000 shares of Common Stock. The Second Amendment increased the number of shares available for issuance under the Incentive Plan by 2,000,000 for a total of 5,550,000 shares of Common Stock.
A more complete description of the Incentive Plan is contained in the Company’s proxy statement, dated July 3, 2018, as filed with the Securities and Exchange Commission (“Proxy Statement”), under the heading “Proposal 3 – Approval of Commvault Systems, Inc. Omnibus Incentive Plan, as amended by the Second Amendment” which is incorporated herein by reference. The descriptions of the Incentive Plan set forth herein and in the Proxy Statement are qualified in their entirety by reference to the complete text of the Incentive Plan which is set forth in Exhibit 10.1 hereto.
Item 5.07    Submission of Matters to a vote of Security Holders
On August 23, 2018, the Company held its fiscal 2018 Annual Meeting of Stockholders, at which the Company’s stockholders voted (1) on the election of four Class III Directors for a term to expire at the 2021 Annual Meeting of Stockholders, (2) on the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2019, (3) approval of the Incentive Plan, and (4) on a non-binding, advisory basis, on executive compensation. The vote on such matters was as follows:

1. Election of directors
Election of N. Robert Hammer:
For	Against	Abstain	Broker Non-Vote

35,965,641	1,659,298	28,529	3,476,602

Election of Keith Geeslin:
For	Against	Abstain	Broker Non-Vote

36,611,677	1,026,986	14,805	3,476,602

Election of Gary B. Smith:
For	Against	Abstain	Broker Non-Vote

36,484,144	1,152,739	16,585	3,476,602

Election of Vivie “YY” Lee:
For	Against	Abstain	Broker Non-Vote

37,053,747	583,308	16,413	3,476,602

2. Ratify appointment of Ernst & Young LLP as independent public accountants for the fiscal year ending March 31, 2019
For	Against	Abstain	Broker Non-Vote

39,447,811	1,669,347	12,912	0

3. Approval of the Company’s Omnibus Incentive Plan, as amended by the Second Amendment
For	Against	Abstain	Broker Non-Vote

33,915,709	3,720,405	17,354	3,476,602

4. Non-binding, advisory vote, on the Company’s executive compensation
For	Against	Abstain	Broker Non-Vote

35,356,499	2,260,773	36,196	3,476,602

Consistent with the results of the stockholder advisory vote on the frequency of the advisory vote on executive compensation conducted at the 2017 annual meeting, it shall be Company’s policy to submit the compensation of its named executive officers to stockholders for a non-binding advisory vote every year, at least until the next required vote on the frequency of stockholder votes on the compensation of executives.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Commvault Systems, Inc. Omnibus Incentive Plan (as amended by the Second Amendment Thereof)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMMVAULT SYSTEMS, INC.
By: /s/ Warren H. Mondschein
Name: Warren H. Mondschein
Title: VP, General Counsel and Secretary
DATE: October 12, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1	Commvault Systems, Inc. Omnibus Incentive Plan (as amended by the Second Amendment Thereof)

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